UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 1, 2025

1st FRANKLIN FINANCIAL CORPORATION

(Exact name of Registrant, as specified in its charter)

Georgia	2-27985	58-0521233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address: 135 East Tugalo Street, P.O. Box 880, Toccoa, GA 30577
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (706) 886-7571

Former name or address, if changed since last report: n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Independent Contractor and Mutual Non-Disclosure Agreement with Brian J. Gyomory

As previously disclosed, on May 16, 2025, Brian J. Gyomory, the Executive Vice President and Chief Financial Officer of 1st Franklin Financial Corporation (the "Company"), informed the Company of his intent to retire from the Company, effective May 31, 2025.

In connection with Mr. Gyomory’s retirement and to help ensure an orderly transition of his responsibilities, on June 1, 2025 (the “Effective Date”), the Company and Mr. Gyomory entered into an independent contractor and mutual non-disclosure agreement (the “Agreement”). The Agreement is effective as of the Effective Date and will terminate on December 1, 2025, unless earlier terminated in accordance with its terms. Pursuant to the Agreement, Mr. Gyomory will provide to the Company financial consulting services, and the Company will pay Mr. Gyomory (i) a one-time payment of $12,000.00 and (ii) $28,350.78 per month during the term of the Agreement. The Agreement also provides for certain customary confidentiality provisions.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Independent Contractor Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Appointment of Jerry J. Harrison, Jr. as Interim Chief Financial Officer

Effective June 1, 2025, the Company announced that the Company’s Board of Directors had appointed Jerry J. Harrison, Jr. to serve as Interim Chief Financial Officer. In such capacity, Mr. Harrison, Jr. will serve as the Company’s principal financial officer and principal accounting officer while the Company continues its search for a permanent successor to Mr. Gyomory.

Mr. Harrison, Jr., age 62, is presently employed by the Company as Executive Vice President and Chief Strategy Officer, a role in which he has served since July 2023. Previously Mr. Harrison, Jr. was the Chief Operating Officer at Crider Foods, Inc. from 2020 to 2022. Mr. Harrison, Jr. has also served as a member of the Company’s Board of Directors since 2020.

Item 9.01 – Financial Statements and Exhibits.

10.1	Independent Contractor and Mutual Non-Disclosure Agreement, entered into and effective as of June 1, 2025, by and between the Company and Brian Gyomory.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Virginia C. Herring
Name:	Virginia C. Herring
Title:	President and Chief Executive Officer

Date: June 2, 2025